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                                                                   Exhibit 10.91

                                                  LOPROX LOTION SUPPLY AGREEMENT



                         LOPROX LOTION SUPPLY AGREEMENT



                                 BY AND BETWEEN



                          HOECHST MARION ROUSSEL, INC.

                                       AND

                       MEDICIS PHARMACEUTICAL CORPORATION


                          DATED AS OF NOVEMBER 15, 1998


TRADEMARK NOTICE: 'Loprox' and 'A/T/S' are registered trademarks of HMR, certain rights to which are granted to MEDICIS in accordance with the TRADEMARK LICENSE AGREEMENT (as defined herein). The use of such trademarks in this AGREEMENT is deemed to be accompanied by an appropriate notice of trademark registration.
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                                                  LOPROX LOTION SUPPLY AGREEMENT

                                TABLE OF CONTENTS

                                                                                                                 Page


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ARTICLE I. DEFINITIONS............................................................................................5

   1.1    "AAA"...................................................................................................5

   1.2    "ACT"...................................................................................................5

   1.3    "ACTIVE INGREDIENT".....................................................................................5

   1.4    "AFFILIATE".............................................................................................5

   1.5    "AGREEMENT".............................................................................................6

   1.6    "APPLICABLE LAWS".......................................................................................6

   1.7    "BACKORDERS"............................................................................................6

   1.8    "cGMP"..................................................................................................6

   1.9    "CICLOPIROX"............................................................................................6

   1.10   "CLAIM".................................................................................................6

   1.11   "CONTRACT YEAR".........................................................................................6

   1.12   "CPI"...................................................................................................6

   1.13   "CPI INCREASE"..........................................................................................6

   1.14   "EFFECTIVE DATE"........................................................................................6

   1.15   "EXCLUDED HMR PRODUCT LIABILITY"........................................................................6

   1.16   "EXTENDED SUPPLY INTERRUPTION"..........................................................................6

   1.17   "FDA"...................................................................................................7

   1.18   "FORCE MAJEURE".........................................................................................7

   1.19   "FORECAST MONTH"........................................................................................7

   1.20   "HERBERT"...............................................................................................7

   1.21   "HERBERT AGREEMENT".....................................................................................7

   1.22   "HMR GmbH"..............................................................................................7

   1.23   "HMRI"..................................................................................................7

   1.24   "HMRI INDEMNIFIED PARTY"................................................................................7

   1.25   "INITIAL TERM"..........................................................................................7

   1.26   "INTERRUPTED MEDICIS ORDERS"............................................................................7

   1.27   "LIABILITY".............................................................................................7

   1.28   "LICENSE AND OPTION AGREEMENT"..........................................................................7


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                                                  LOPROX LOTION SUPPLY AGREEMENT



   1.29   "LOPROX LOTION".........................................................................................7

   1.30   "LOST SALES"............................................................................................7

   1.31   "MEDICIS"...............................................................................................7

   1.32   "MEDICIS INDEMNIFIED PARTY".............................................................................8

   1.33   "NDAs"..................................................................................................8

   1.34   "NET SALES".............................................................................................8

   1.35   "PACO"..................................................................................................8

   1.36   "PACO AGREEMENTS".......................................................................................8

   1.37   "PACO A/T/S AGREEMENT"..................................................................................8

   1.38   "PACO LOPROX AGREEMENT".................................................................................8

   1.39   "PURCHASE AGREEMENT"....................................................................................8

   1.40   "RULES".................................................................................................8

   1.41   "QUALIFIED ALTERNATE SUPPLIER"..........................................................................8

   1.42   "SHORTFALL".............................................................................................8

   1.43   "SPECIFICATIONS"........................................................................................8

   1.44   "SUPPLY AGREEMENT"......................................................................................8

   1.45   "SUPPLY INTERRUPTION"...................................................................................8

   1.46   "TERRITORY".............................................................................................8

   1.47   "TRADE QUOTA"...........................................................................................8

   1.48   "TRADEMARK LICENSE AGREEMENT"...........................................................................9

   1.49   "TRANSITION SERVICES AGREEMENT".........................................................................9

   1.50   "24-MONTH FORECAST".....................................................................................9

ARTICLE II. MANUFACTURE, PURCHASE AND SALE OF LOPROX LOTION.......................................................9

   2.1   Purchase and Sale........................................................................................9

   2.2   A/T/S Solution and A/T/S Gel.............................................................................9

   2.3   Labeling and Packaging..................................................................................10

   2.4   Forecasts...............................................................................................10

   2.5   Communication...........................................................................................11

   2.6   Minimum Inventory.......................................................................................11

   2.7   Delivery................................................................................................12

   2.8   Shortages/Damaged Goods/Rejected Goods..................................................................12

   2.9   Current Inventory, including A/T/S Solution and A/T/S Gel...............................................13


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                                                  LOPROX LOTION SUPPLY AGREEMENT

   2.10  SUPPLY INTERRUPTION.....................................................................................14

   2.11  Supply Price for LOPROX LOTION..........................................................................18

   2.12  Payment.................................................................................................19

   2.13  Advertising/Marketing/Sales Costs and Product Pricing...................................................19

   2.14  Samples.................................................................................................19

   2.15  Compliance with APPLICABLE LAWS.........................................................................21

   2.16  Rights Necessary for Manufacturing......................................................................21

ARTICLE III. TERM AND TERMINATION................................................................................21

   3.1   Term of this AGREEMENT..................................................................................21

   3.2   Renewal Periods.........................................................................................21

   3.3   Early Termination.......................................................................................21

   3.4   Consequences of Termination and Survival................................................................22

   3.5   Accrued Obligations.....................................................................................23

ARTICLE IV. MANUFACTURING COMPLIANCE, ACCESS AND REGULATORY MATTERS..............................................23

   4.1   Tests; Retained Samples.................................................................................23

   4.2   Manufacturing Compliance................................................................................23

   4.3   Changes in SPECIFICATIONS...............................................................................24

   4.4   Access to Facilities....................................................................................24

   4.5   Regulatory Correspondence...............................................................................25

   4.6   Inquiries and Complaints relating to LOPROX LOTION......................................................25

   4.7   Response to Complaints and/or Adverse Drug Reactions (or Events)........................................25

   4.8   Additional Information..................................................................................25

ARTICLE V. LOPROX LOTION  RECALLS................................................................................26

   5.1   Recalls During INITIAL TERM.............................................................................26

   5.2   Recalls Thereafter......................................................................................26

ARTICLE VI. WARRANTIES AND REMEDIES..............................................................................26

   6.1   FDA Approval............................................................................................26

   6.2   Conformity with SPECIFICATIONS..........................................................................26

   6.3   Compliance with the Federal Food, Drug and Cosmetic Act.................................................26

   6.4   No Liens................................................................................................27

   6.5   Exclusion of Other Warranties...........................................................................27


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                                                  LOPROX LOTION SUPPLY AGREEMENT

ARTICLE VII. INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE..............................................27

   7.1   Indemnification by MEDICIS..............................................................................27

   7.2   Indemnification by HMRI.................................................................................28

   7.3   Process of Indemnification..............................................................................28

   7.4   Settlements.............................................................................................28

   7.5   Limitation of Liability.................................................................................29

   7.6   Distribution Insurance..................................................................................29

   7.7   Manufacturer's Insurance................................................................................29

   7.8   LOPROX LOTION Liability Claims..........................................................................29

ARTICLE VIII. GENERAL PROVISIONS.................................................................................30

   8.1   FORCE MAJEURE...........................................................................................30

   8.2   Governing Law...........................................................................................30

   8.3   Headings and References.................................................................................30

   8.4   Dispute Resolution......................................................................................30

   8.5   Severability............................................................................................33

   8.6   Entire Agreement........................................................................................33

   8.7   Amendment...............................................................................................33

   8.8   Notices.................................................................................................33

   8.9   Assignment and Binding Effect...........................................................................34

   8.10   No Agency..............................................................................................34

   8.11   No Strict Construction.................................................................................34

   8.12   Counterparts...........................................................................................34


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                                                  LOPROX LOTION SUPPLY AGREEMENT

                         LOPROX LOTION SUPPLY AGREEMENT

         This Supply Agreement (the "AGREEMENT") is entered into as of November 15, 1998, by and between Hoechst Marion Roussel, Inc., a Delaware corporation ("HMRI"), and Medicis Pharmaceutical Corporation, a Delaware corporation ("MEDICIS"). Capitalized terms shall have the meanings ascribed to them in
Article I hereof or as otherwise set forth in this AGREEMENT.

                                    RECITALS

         A. HMRI is engaged in the manufacture of or has toll manufactured LOPROX LOTION pursuant to certain NDAs owned during the INITIAL TERM by HMRI or its AFFILIATES.

         B. MEDICIS is willing to purchase its requirements for LOPROX LOTION from HMRI in accordance with, and for the INITIAL TERM of, this AGREEMENT.

         C. HMRI is willing to supply such LOPROX LOTION to MEDICIS in accordance with, and for the INITIAL TERM of, this AGREEMENT.

         D. In addition to the actions contemplated by this AGREEMENT, HMRI, certain AFFILIATES of HMRI and MEDICIS are entering into the LICENSE AND OPTION AGREEMENT, the SUPPLY AGREEMENT, the TRADEMARK LICENSE AGREEMENT, the TRANSITION SERVICES AGREEMENT and the PURCHASE AGREEMENT.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter made and the mutual benefits to be derived from this AGREEMENT, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         1.1    "AAA" shall have the meaning set forth in Section 8.4 hereof.

         1.2 "ACT" means the United States Federal Food, Drug and Cosmetic Act, as amended.

         1.3    "ACTIVE INGREDIENT" means CICLOPIROX.

         1.4 "AFFILIATE" means any individual, corporation or other legal entity which either party directly or indirectly through one or more intermediaries controls or which is controlled by or under common control with such party. For the purpose of this AGREEMENT, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an individual, corporation or other legal entity, whether through


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                                                  LOPROX LOTION SUPPLY AGREEMENT

the ownership of voting securities, by contract, or otherwise; provided, however, that Copley Pharmaceutical, Inc., a Delaware corporation, shall not be an AFFILIATE of HMRI.

         1.5 "AGREEMENT" means this LOPROX LOTION Supply Agreement between HMRI and MEDICIS.

         1.6 "APPLICABLE LAWS" shall mean all applicable laws, statutes, rules, regulations, ordinances, orders, decrees, writs, judicial or administrative decisions and the like of any nation or government, any state or other political subdivision thereof, any entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of any governmental unit or any political subdivision thereof), any tribunal or arbitrator of competent jurisdiction, and any self-regulatory organization.1.7

         1.7    "BACKORDERS" shall have the meaning set forth in Section 2.10(c)
(i)(B)(3) hereof.

         1.8    "cGMP" shall mean the then-current Good Manufacturing
Practices as promulgated under the ACT at 21 CFR (chapters 210, 211, 600 and
610), as the same may be amended or re-enacted from time to time and as interpreted in accordance with then-current industry standards and FDA policies.

         1.9    "CICLOPIROX" means ciclopirox acid and/or ciclopirox olamine.

         1.10 "CLAIM" shall have the meaning set forth in Section 8.4(a) hereof.

         1.11 "CONTRACT YEAR" shall mean the twelve (12) month period commencing on the EFFECTIVE DATE and ending on the first anniversary of the EFFECTIVE DATE and each consecutive twelve (12) month period thereafter during the INITIAL TERM.

         1.12 "CPI" shall have the meaning set forth in Section 2.11(a) hereof.

         1.13   "CPI INCREASE" shall have the meaning set forth in Section 2.11
(a) hereof.

         1.14 "EFFECTIVE DATE" means the date of this AGREEMENT as first set forth above.

         1.15 "EXCLUDED HMR PRODUCT LIABILITY" means any LIABILITY of HMR or their AFFILIATES arising under any applicable federal, state, local or other product liability law, regulation, common law principle, court order or judgment, jury verdict or arbitral award arising out of or related to the manufacture of the LOPROX LOTION by or on behalf of HMRI or its AFFILIATES after the EFFECTIVE DATE; excluding, however, any such LIABILITY due to, caused by, resulting from or arising out of any breach by HMRI or any AFFILIATE of Article VI of this AGREEMENT.

         1.16 "EXTENDED SUPPLY INTERRUPTION" shall have the meaning set forth in Section 2.10(c)(i)(B)(1) hereof.


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                                                  LOPROX LOTION SUPPLY AGREEMENT

         1.17 "FDA" means the United States Food and Drug Administration or any successor entity thereto.

         1.18 "FORCE MAJEURE" shall have the meaning set forth in Section 8.1 hereof.

         1.19   "FORECAST MONTH" shall have the meaning set forth in Section 2.4
(b) hereof.

         1.20 "HERBERT" means Vision Pharmaceuticals L.P., a Texas limited partnership (formerly known as Herbert Laboratories), the general partner of which is Allergan General, Inc., a Delaware corporation that is a subsidiary of Allergan, Inc.

         1.21 "HERBERT AGREEMENT" means the Manufacturing Agreement, dated as of June 11, 1990, between HMRI and HERBERT, as amended, relating to A/T/S Gel.

         1.22 "HMR GmbH" means Hoechst Marion Roussel Deutschland GmbH, a German limited liability company.

         1.23 "HMRI" means Hoechst Marion Roussel, Inc., a Delaware corporation.

         1.24   "HMRI INDEMNIFIED PARTY" shall have the meaning set forth in
Section 7.1 hereof.

         1.25 "INITIAL TERM" means the three (3) year period commencing upon the EFFECTIVE DATE.

         1.26   "INTERRUPTED MEDICIS ORDERS" shall have the meaning set forth in
Section 2.10(c)(i)(B)(4) hereof.

         1.27 "LIABILITY" means any and all liabilities, losses, damages, penalties, fines, assessments, expenses and costs of any kind or nature required to be paid by a party hereunder (or its AFFILIATE) to any third party (which shall not include any AFFILIATE of such paying party), primary or secondary, direct or indirect, absolute or contingent, known or unknown, including without limitation costs of settlement, reasonable attorneys' fees and related costs and expenses and any liabilities for claims of personal injury or death, suffered or incurred by an indemnified party hereunder.

         1.28 "LICENSE AND OPTION AGREEMENT" means the License and Option Agreement, of even date herewith, among HMRI, certain of its AFFILIATES and MEDICIS.

         1.29 "LOPROX LOTION" means the human dermatology products listed in Exhibit B to this AGREEMENT and (unless the context indicates otherwise) samples thereof as listed in Exhibit C to this AGREEMENT as manufactured for sale in the TERRITORY.

         1.30   "LOST SALES" shall have the meaning set forth in Section 2.10(c)
(i)(B)(2) hereof.

         1.31 "MEDICIS" means Medicis Pharmaceutical Corporation, a Delaware corporation.


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                                                  LOPROX LOTION SUPPLY AGREEMENT


         1.32   "MEDICIS INDEMNIFIED PARTY" shall have the meaning set forth in
Section 7.2 hereof.

         1.33 "NDAs" means the New Drug Applications, Abbreviated New Drug Applications and Abbreviated Antibiotic Drug Applications (as such terms are defined by the FDA) for the LOPROX LOTION filed and approved in accordance with the requirements of the FDA, as may be amended or supplemented from time to time, and as set forth on Exhibit A hereto.

         1.34   "NET SALES" shall have the meaning set forth in Section 2.10(c)
(i)(B)(5) hereof.

         1.35 "PACO" means Paco Pharmaceutical Services, Inc., a Delaware corporation.

         1.36 "PACO AGREEMENTS" means the PACO A/T/S AGREEMENT and the PACO LOPROX AGREEMENT.

         1.37 "PACO A/T/S AGREEMENT" means the Toll Manufacturing Agreement, dated of even date herewith, between HMRI and PACO relating to A/T/S Solution, including any amendments thereto.

         1.38 "PACO LOPROX AGREEMENT" means the Toll Manufacturing Agreement, dated of even date herewith, between HMRI and PACO relating to Loprox Lotion, including any amendments thereto.

         1.39 "PURCHASE AGREEMENT" means the PURCHASE AGREEMENT as defined in the LICENSE AND OPTION AGREEMENT.

         1.40 "RULES" shall have the meaning set forth in Section 8.4(b) hereof.

         1.41 "QUALIFIED ALTERNATE SUPPLIER" shall have the meaning set forth in Section 2.10(b) hereof.

         1.42 "SHORTFALL" shall have the meaning set forth in Section 2.14 hereof.

         1.43 "SPECIFICATIONS" mean the written specifications for the LOPROX LOTION contained in the NDAs, as the same may be amended from time to time by HMRI pursuant to the provisions of Section 4.3 herein.

         1.44 "SUPPLY AGREEMENT" shall mean the Supply Agreement, dated of even date herewith, between HMR GmbH and MEDICIS.

         1.45   "SUPPLY INTERRUPTION" shall have the meaning set forth in
Section 2.10 hereof.

         1.46 "TERRITORY" means the United States of America and its possessions and territories.

         1.47   "TRADE QUOTA" shall have the meaning set forth in Section 2.14
(a) hereof.


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                                                  LOPROX LOTION SUPPLY AGREEMENT

         1.48 "TRADEMARK LICENSE AGREEMENT" means the Trademark License Agreement, dated of even date herewith, among HMR GmbH, HMRI, an AFFILIATE of HMRI and MEDICIS.

         1.49 "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement, dated of even date herewith, between HMRI and MEDICIS.

         1.50 "24-MONTH FORECAST" shall have the meaning set forth in Section 2.4(b) hereof.

         Unless the context clearly indicates otherwise, the use herein of the singular shall include the plural, and the use of the masculine shall included the feminine.


                                   ARTICLE II.
                            MANUFACTURE, PURCHASE AND
                              SALE OF LOPROX LOTION

         2.1 Purchase and Sale. Pursuant and subject to the terms and conditions of this AGREEMENT, HMRI agrees to manufacture or have manufactured MEDICIS' requirements for LOPROX LOTION for sale or distribution by MEDICIS in the TERRITORY during the INITIAL TERM of this AGREEMENT, and MEDICIS agrees to purchase from HMRI its requirements for LOPROX LOTION for sale or distribution by MEDICIS in the TERRITORY during the INITIAL TERM of this AGREEMENT; provided, however, that if during any CONTRACT YEAR during the INITIAL TERM MEDICIS purchases from HMRI LOPROX LOTION having an aggregate supply price of U.S. $400,000 (plus the CPI INCREASE for the second and third CONTRACT YEAR), MEDICIS may in such CONTRACT YEAR or in the next succeeding CONTRACT YEAR purchase from the QUALIFIED ALTERNATIVE SUPPLIER LOPROX LOTION having an aggregate supply price of not more than U.S. $65,000. HMRI may during the INITIAL TERM abandon its manufacture of LOPROX LOTION due to the regulatory requirement of any government or agency thereof; provided, however, that in the event HMRI at any time is required to so abandon such manufacture, HMRI shall immediately notify MEDICIS in writing of such requirement; and, provided further, that such right of abandonment shall not prejudice any rights and remedies, if any, MEDICIS may have hereunder in connection with or as a result of such abandonment, including without limitation any rights and remedies relating to any SUPPLY INTERRUPTION or EXTENDED SUPPLY INTERRUPTION or the termination rights under Section 3.3(c) of the SUPPLY AGREEMENT arising therefrom.

         2.2 A/T/S Solution and A/T/S Gel. MEDICIS shall purchase its requirements of (i) A/T/S Solution from PACO pursuant to the PACO A/T/S AGREEMENT and the Assignment and Assumption Agreement, dated of even date herewith, assigning such agreement from HMRI to MEDICIS, and (ii) A/T/S Gel from HERBERT pursuant to the HERBERT AGREEMENT and the Assignment and Assumption Agreement, dated of even date herewith, assigning such agreement from HMRI to MEDICIS. If the OPTION (as defined in the LICENSE AND OPTION AGREEMENT) is not exercised in accordance with Section 4.1 of the LICENSE AND


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                                                  LOPROX LOTION SUPPLY AGREEMENT

OPTION AGREEMENT, after the INITIAL TERM, MEDICIS, its AFFILIATES, or its successors, assigns or sublicensees shall in no event obtain supply of A/T/S Gel or samples thereof from HERBERT, its AFFILIATES, or its successors, assigns or sublicensees pursuant to the HERBERT AGREEMENT or otherwise, nor A/T/S Solution or LOPROX LOTION or samples thereof from PACO, its AFFILIATES, or its successors, assigns or sublicensees pursuant to the PACO AGREEMENTS or otherwise.

         2.3 Labeling and Packaging. MEDICIS shall be responsible for paying all out-of-pocket costs of the design of any new packaging and labeling of HMRI or MEDICIS for the LOPROX LOTION and shall provide to HMRI (which shall actually prepare such packaging and labeling) MEDICIS' logo, color codes, designs, information, graphics and art work to be applied to LOPROX LOTION, which MEDICIS warrants shall be consistent with the FDA approved labeling for LOPROX LOTION, shall be in accordance with APPLICABLE LAWS and shall not knowingly infringe upon the proprietary rights of any third party. MEDICIS shall provide such logo, color codes, designs, information, graphics and art work pursuant to this
Section 2.3 to HMRI by such time in advance of the delivery requirements for the LOPROX LOTION as HMRI shall have notified MEDICIS in writing is sufficient for purposes of this AGREEMENT.

         2.4 Forecasts.

             (a) Long-Range Forecasts. Upon execution of this AGREEMENT, and thereafter at least six (6) months prior to the commencement of each succeeding calendar year, commencing with the first (1st) calendar year, MEDICIS shall provide HMRI with a rolling annual forecast of the quantities of LOPROX LOTION, by finished dosage form and package size (SKU), with the first two (2) calendar years divided by months, that MEDICIS intends to order during the five (5) year period commencing with that calendar year or part thereof. The parties acknowledge that such forecasts shall represent reasonable good faith estimates, and not purchase or supply commitments.

             (b) Short-Term Forecasts. Upon execution of this AGREEMENT, and thereafter no later than the tenth (10th) calendar day of any calendar month (the "FORECAST MONTH") (with the previous month's forecast to govern in the event of the failure or delay of such delivery), MEDICIS shall deliver to HMRI a rolling monthly forecast of the quantities of LOPROX LOTION, by finished dosage form and package size (SKU), that MEDICIS intends to order during the ensuing twenty-four (24) month period (including the FORECAST MONTH) after receipt by HMRI of the forecast. It is acknowledged that the monthly forecasts in the 24-MONTH FORECAST for the period from the LICENSE EFFECTIVE DATE through the end of the third (3rd) full calendar month following the LICENSE EFFECTIVE DATE shall constitute confirmed MEDICIS orders for purposes of this AGREEMENT. HMRI may, by notice to MEDICIS given within ten (10) business days following its receipt of a forecast, elect not to confirm, in whole or in part, the forecast for the third calendar month after the FORECAST MONTH which (i) is made at a time when HMRI has the right to suspend the provision of LOPROX LOTION pursuant to Section 2.12(b) hereof, (ii) cannot be filled due to circumstances arising under Section 8.1 hereof, (iii) are in excess of the quantities forecasted by MEDICIS in the 24-MONTH FORECAST (which quantities HMRI may, at its option, apportion pro rata


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                                                  LOPROX LOTION SUPPLY AGREEMENT

among each month in a calendar quarter in the 24 MONTH FORECAST for purposes of this clause), or (iv) relates to any period of time beyond the 24-MONTH FORECAST. All rejections, in whole or in part, of MEDICIS orders by HMRI must be in writing and delivered within such ten (10) business day period. Unless so rejected by HMRI, the forecast for such third (3rd) calendar month after the FORECAST MONTH shall become a binding obligation on MEDICIS to purchase, and a binding obligation on HMRI to supply, such quantities. MEDICIS' first short term forecast (the "24-MONTH FORECAST") is attached hereto as Exhibit D. Unless mutually agreed by HMRI and MEDICIS in writing, the monthly forecast submitted by MEDICIS for such third calendar month shall be at least eighty per cent (80%) and not be more than one hundred twenty per cent (120%) of the most recent forecast for such third calendar month provided to HMRI pursuant to Section 2.4(a) hereof.

             (c) HMRI Twenty Four (24) Month Supply Commitment. Subject to Sections 2.4(b)(i), 2.10 and 8.1 hereof, HMRI covenants and agrees that during each of the successive calendar quarters reflected in the 24-MONTH FORECAST, HMRI shall confirm and deliver to MEDICIS at least the quantities of LOPROX LOTION forecasted to be ordered by MEDICIS for such calendar quarter as set forth in the 24-MONTH FORECAST, provided that such quantities are actually ordered by MEDICIS pursuant to Section 2.4(b) hereof.

         2.5 Communication MEDICIS acknowledges that LOPROX LOTION is produced in full lot quantities, as set forth on Exhibit E attached hereto. Separate orders are not necessary and are not legally binding. The written forecasts from MEDICIS as confirmed by HMRI pursuant to Section 2.4(b) hereof shall constitute legally binding orders between MEDICIS and HMRI for the LOPROX LOTION. All forecasts by MEDICIS hereunder shall be in writing and addressed as follows:

                           Hoechst Marion Roussel, Inc.
                           HMRI External Manufacturing PPU
                           Marion Park Building C
                           Kansas City, Missouri  64137
                           Attention:  Jerry Malone
                           Telephone:  (816) 966-5017
                           Fax:  (816) 966-7130

MEDICIS shall be obligated to purchase all such LOPROX LOTION which is confirmed by HMRI in accordance with Section 2.4(b), provided that such LOPROX LOTION meets the SPECIFICATIONS. After receipt by MEDICIS of HMRI's written confirmation, no other purchase order, shipping document, confirmation or waybill shall be deemed to modify, supplement or substitute for the terms and conditions of this AGREEMENT, except upon the mutual written agreement of the parties. All such documents shall be subject to, and shall be deemed to incorporate, the terms and conditions of this AGREEMENT.

         2.6 Minimum Inventory. Subject to the constraints imposed by any breach by HMRI of any of the terms of this AGREEMENT, by any SUPPLY INTERRUPTION or by any EXTENDED SUPPLY INTERRUPTION, and subject to HMRI's fulfillment of its delivery


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
                                                  LOPROX LOTION SUPPLY AGREEMENT

obligations under Sections 2.4(b) and 2.4(c) hereof, MEDICIS shall maintain at its expense at all times after the six (6) month anniversary of the EFFECTIVE DATE, including immediately prior to delivery of a new shipment of LOPROX LOTION, inventory of LOPROX LOTION equivalent to the quantities of such LOPROX LOTION sold by MEDICIS over a three (3) month period (or by HMRI and/or its AFFILIATES for any period prior to the EFFECTIVE DATE) which shall be computed as being the average of the quantities sold during the three (3) most recently completed calendar quarters.

         2.7 Delivery. The LOPROX LOTION shall be shipped by HMRI FOB the place of manufacture or an HMRI warehouse facility in the TERRITORY. MEDICIS shall pay for all freight and insurance costs with respect to shipment within the TERRITORY. All shipments shall be made by refrigerated carriers. All deliveries of confirmed MEDICIS orders shall be available for shipment to MEDICIS on or before the last day of the calendar month for which the relevant order was confirmed by HMRI hereunder.

         2.8 Shortages/Damaged Goods/Rejected Goods.

             (a) Shortages/Damaged Goods. MEDICIS shall notify HMRI in writing of any obvious visible damage or obvious shortage in quantity of any shipment of LOPROX LOTION within its possession within six (6) business days after receipt at MEDICIS' regional distribution centers. In the event of (a) any shortage in quantity of any shipment of LOPROX LOTION that is not within MEDICIS' possession, (b) any non-obvious shortage in quantity of any shipment of LOPROX LOTION within MEDICIS' possession or (c) any non-obvious damage to any LOPROX LOTION, MEDICIS shall notify HMRI in writing within the earlier of (i) ten (10) business days after discovery of such shortage or damage or (ii) the shelf life of such LOPROX LOTION, provided that MEDICIS shall provide documentation reasonably satisfactory to HMRI demonstrating that such shortage or damage existed when such LOPROX LOTION was delivered by HMRI. Notification under this
Section 2.8(a) shall specify the finished dosage form and package size (SKU) of such LOPROX LOTION. In the event of any shortage or damage as described in this
Section 2.8(a) (and provided HMRI is reasonably satisfied with any required documentation relating thereto), HMRI shall make up the shortage or replace the damaged shipment within thirty (30) business days after notification by MEDICIS, if replacement LOPROX LOTION stock is available, or, if no such replacement stock is available, as soon as reasonably practicable after receiving such notice. MEDICIS shall deduct the invoiced amount relating to any shortage of LOPROX LOTION or damaged LOPROX LOTION from payment of the HMRI invoice or invoices for such LOPROX LOTION.

             (b) Rejected Goods. MEDICIS shall notify HMRI in writing of any claim relating to LOPROX LOTION failing to meet the SPECIFICATIONS at the time title passes to MEDICIS in accordance with Section 2.7 hereof (other than due solely to storage, handling or shipping by MEDICIS, its AFFILIATES, customers and/or carriers) within the earlier of (i) thirty (30) business days after discovery of such failure to meet the SPECIFICATIONS or (ii) the shelf life of such LOPROX LOTION. Such notification shall specify the finished dosage form and package size (SKU) of such LOPROX LOTION. Subject to the provisions of Section 2.8(c) hereof, HMRI shall replace any such LOPROX LOTION that fails to meet the


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
                                                  LOPROX LOTION SUPPLY AGREEMENT

SPECIFICATIONS within thirty (30) business days after notification by MEDICIS, if replacement LOPROX LOTION stock is available, or, if no such replacement stock is available, as soon as reasonably practicable after receiving such notice. MEDICIS shall not be responsible, and shall receive a credit from HMRI, for any additional costs of shipping and freight required to be paid as a result of any replacement of LOPROX LOTION under this Section 2.8(b). The provisions of this Section 2.8(b) shall not apply to LOPROX LOTION which fails to meet the SPECIFICATIONS due solely to storage, handling or shipping by MEDICIS, its AFFILIATES, customers and/or carriers. MEDICIS shall deduct the invoiced amount for any LOPROX LOTION which fails to meet the SPECIFICATIONS (other than due solely to storage, handling or shipping by MEDICIS, its AFFILIATES, customers and/or carriers) from payment of the HMRI invoice or invoices for such LOPROX LOTION.

             (c) Disputes. In the event of a dispute regarding whether any LOPROX LOTION fails to meet the SPECIFICATIONS which HMRI and MEDICIS are unable to resolve, a sample of such LOPROX LOTION shall be submitted by MEDICIS to an independent laboratory reasonably acceptable to both parties for testing and the test results obtained by such laboratory shall be final and controlling. The fees and expenses of such laboratory testing and all additional shipping and transportation costs incurred as a result of the dispute shall be borne entirely by the party against whom such laboratory's findings are made. In the event the test results indicate that the LOPROX LOTION in question fails to meet the SPECIFICATIONS, HMRI shall replace such LOPROX LOTION within thirty (30) business days after receipt of such results if replacement LOPROX LOTION stock is available, or, if no such replacement stock is available, as soon as reasonably practicable after receiving such notice. MEDICIS shall not be responsible, and shall receive a credit from HMRI, for any additional costs of shipping and freight required to be paid as a result of any replacement of LOPROX LOTION under this Section 2.8(c). MEDICIS shall deduct the invoiced amount for any LOPROX LOTION which is so determined to fail to meet the SPECIFICATIONS from payment of the HMRI invoice or invoices for such LOPROX LOTION.

         2.9 Current Inventory, including A/T/S Solution and A/T/S Gel. In accordance with the terms of the TRANSITION SERVICES AGREEMENT, HMRI or its AFFILIATES shall deliver to MEDICIS in its initial or subsequent shipments to MEDICIS at the prices set forth in Exhibit B (for this purpose the supply price for A/T/S Solution is U.S. $1.55 per 60 ml bottles and for A/T/S Gel is U.S. $3.25 per 30 gm tube) and Exhibit C, respectively, attached hereto, existing inventory of the LOPROX LOTION, A/T/S Solution and A/T/S Gel and all existing samples thereof in inventory of HMRI and its AFFILIATES and in process with at least twelve (12) months of shelf life remaining. If MEDICIS has distributed such existing inventory of LOPROX LOTION, A/T/S Solution and A/T/S Gel first, MEDICIS shall notify HMRI in writing of the quantities of LOPROX LOTION, A/T/S Solution and A/T/S Gel that have not been sold or given to MEDICIS' customers, as the case may be, at a date as of nine (9) months prior to their respective expiration dating. HMRI shall instruct MEDICIS in writing whether, at HMRI's expense, to destroy such LOPROX LOTION, A/T/S Solution and A/T/S Gel or to return such LOPROX LOTION, A/T/S Solution and A/T/S Gel to HMRI or its AFFILIATES. Within ten (10) days after receiving each such notification by MEDICIS, HMRI shall reimburse MEDICIS for all amounts paid by MEDICIS to HMRI for such destroyed or returned LOPROX LOTION,


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
                                                  LOPROX LOTION SUPPLY AGREEMENT

A/T/S Solution and A/T/S Gel and any and all reasonable disposal, shipping or other expenses incurred by MEDICIS in connection with the destruction or return of such LOPROX LOTION, A/T/S Solution and A/T/S Gel.

         2.10 SUPPLY INTERRUPTION. For purposes of this AGREEMENT, a "SUPPLY INTERRUPTION" shall be deemed to occur: (i) if HMRI's ability to supply adequate quantities of LOPROX LOTION in saleable form in a timely manner to MEDICIS is adversely affected or inhibited as reasonably determined by both parties, (ii) if HMRI fails to deliver to MEDICIS, in saleable form in accordance with the terms of this AGREEMENT, any portion, greater than 6% in quantity, of any confirmed order for any SKU of LOPROX LOTION, or (iii) if in any calendar quarter covered by the 24-MONTH FORECAST, HMRI fails to deliver, in saleable form in accordance with the terms of this AGREEMENT, LOPROX LOTION in accordance with the 24-MONTH FORECAST or, if less, in the applicable portion of MEDICIS' last short-term forecast provided prior to the SUPPLY INTERRUPTION. For purposes of this AGREEMENT, a SUPPLY INTERRUPTION shall be deemed to have been fully cured once HMRI has delivered to MEDICIS all confirmed orders and, for any calendar months for which there have been no confirmed orders due to the SUPPLY INTERRUPTION, at least the minimum quantities in saleable form of LOPROX LOTION forecasted to be ordered by MEDICIS during such calendar months as set forth in the 24-MONTH FORECAST or, if less, in the applicable portion of MEDICIS' last short-term forecast provided prior to the SUPPLY INTERRUPTION. In the event of any SUPPLY INTERRUPTION, the following terms and conditions shall apply:

             (a) Pro Rata Entitlement. In the event of a SUPPLY INTERRUPTION, MEDICIS shall be entitled to a pro rata (in unit quantity) share of the manufacturing capacity of HMRI and its AFFILIATES (in the event HMRI or its AFFILIATES are then manufacturing LOPROX LOTION and not PACO) for the manufacture of LOPROX LOTION, and HMRI and its AFFILIATES shall also be subject to a pro rata (in unit quantity) entitlement to such manufacturing capacity. If, for example, during a period of SUPPLY INTERRUPTION, HMRI receives orders for a total of 2,000 units, of which 500 units (i.e., 25% of the total orders) are ordered by MEDICIS and 1,500 units (i.e., 75% of the total orders) are ordered by third parties or by AFFILIATES of HMRI, MEDICIS shall be entitled to receive 25% of HMRI's manufacturing capacity during the period of such SUPPLY INTERRUPTION. Thus, if HMRI were able to manufacture only 1,000 units during the period of such SUPPLY INTERRUPTION, MEDICIS would be entitled to receive 25% of such total number of units (i.e., 250 units) and third parties and AFFILIATES of HMRI would be entitled to receive 75% of such total number of units (i.e., 750 units). MEDICIS' entitlement to HMRI's and its AFFILIATES' manufacturing capacity under this Section 2.10(a) shall be in addition to any other rights and remedies MEDICIS may have under this AGREEMENT as a result of any SUPPLY INTERRUPTION.

             (b) QUALIFIED ALTERNATE SUPPLIER. At any time during the INITIAL TERM, MEDICIS shall have the right to designate and qualify one and only one qualified alternate supplier, which selection shall be reasonably acceptable to HMRI (the "QUALIFIED ALTERNATE SUPPLIER"). The QUALIFIED ALTERNATE SUPPLIER may only be utilized by MEDICIS during the INITIAL TERM as specifically set forth in this Section 2.10 or in Section 2.1 hereof. HMRI, at MEDICIS' sole expense, shall promptly provide at such


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
                                                  LOPROX LOTION SUPPLY AGREEMENT

times and locations as may reasonably be requested by MEDICIS, reasonable cooperation to MEDICIS in qualifying such alternate supplier for LOPROX LOTION. Such cooperation shall include, without limitation, participation by HMRI's representatives in at least two meetings in North America during the INITIAL TERM. From the time that any SUPPLY INTERRUPTION begins until such SUPPLY INTERRUPTION is fully cured, MEDICIS may obtain any resulting shortage of LOPROX LOTION from the QUALIFIED ALTERNATE SUPPLIER. If the OPTION (as defined in the LICENSE AND OPTION AGREEMENT) is not exercised in accordance with Section 4.1 of the LICENSE AND OPTION AGREEMENT, (i) MEDICIS, its AFFILIATES, or its successors, assigns or sublicensees shall not obtain supply of LOPROX LOTION, A/T/S Solution and A/T/S Gel or of the ACTIVE INGREDIENT from the QUALIFIED ALTERNATE SUPPLIER, its AFFILIATES, or its successors, assigns or sublicensees for a period of three (3) years after the INITIAL TERM, and (ii) HMRI, its AFFILIATES, or its successors, assigns or sublicensees after the INITIAL TERM may obtain supply of the LOPROX LOTION, A/T/S Solution and A/T/S Gel or of the ACTIVE INGREDIENT from such QUALIFIED ALTERNATE SUPPLIER, its AFFILIATES, or its successors, assigns or sublicensees after the INITIAL TERM.

             (c) LOST SALES Remedy.

                 (i) (A) For each calendar quarter or portion thereof during an EXTENDED SUPPLY INTERRUPTION and as liquidated damages and not as a penalty, HMRI shall pay to MEDICIS an amount equal to MEDICIS' LOST SALES as provided herein.

                     (B) For purposes of this Section 2.10(c) and this
         AGREEMENT:

                     (1) An "EXTENDED SUPPLY INTERRUPTION" shall mean a period which:

                           (a) begins on the sixty-first (61st) consecutive day
                  of a SUPPLY INTERRUPTION; provided that during the first six
                  (6) months during the term hereof, the first (1st) day of a SUPPLY INTERRUPTION shall begin such period (which in all cases must be before the two (2) month anniversary of the date on which the FDA approves the QUALIFIED ALTERNATE SUPPLIER or, if earlier, the date that is eighteen (18) months after the EFFECTIVE DATE); and

                           (b) ends on the earliest of (x) the date as of which
                  HMRI has fully cured the SUPPLY INTERRUPTION, (y) the date that is eighteen (18) months after the EFFECTIVE DATE, or (z) the two (2) month anniversary of the date on which the FDA approves the QUALIFIED ALTERNATE SUPPLIER.


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
                                                  LOPROX LOTION SUPPLY AGREEMENT

                     (2) "LOST SALES" shall mean, determined on a quarterly basis for each calendar quarter or portion thereof during an EXTENDED SUPPLY INTERRUPTION, the greater of:

                           (a) 65% of the dollar amount MEDICIS would have
                  invoiced for BACKORDERS placed with MEDICIS during such quarter or portion thereof; or

                           (b) 70% of the average of NET SALES for the four (4)
                  most recently completed calendar quarters prior to the commencement of the SUPPLY INTERRUPTION immediately preceding such EXTENDED SUPPLY INTERRUPTION; provided, however, that (i) for any such calculation for any calendar quarter or portion thereof in 1998, such average shall be of NET SALES for the three (3) rather than four (4) most recently completed calendar quarters prior to the commencement of such SUPPLY INTERRUPTION, (ii) any calculation under this Section for a portion of a calendar quarter shall be made on a pro rata basis based on a ninety (90) day calendar quarter, (iii) to the extent that NET SALES for any calendar quarter (or pro rata portion thereof) are based on sales of quantities of LOPROX LOTION which exceeds the quantity of the INTERRUPTED MEDICIS ORDERS for such LOPROX LOTION for the calendar quarter (or portion thereof) for which LOST SALES are being determined, the corresponding NET SALES value of such quantities in excess of the INTERRUPTED MEDICIS ORDERS shall be excluded from the determination of NET SALES, and (iv) only quantities of inventory for which MEDICIS is out-of-stock due to the SUPPLY INTERRUPTION shall be included in the calculation of NET SALES.

                           (c) Notwithstanding anything to the contrary in
                  subparagraphs 2(a) or 2(b) above, in the event MEDICIS is out-of-stock for LOPROX LOTION during any period of any EXTENDED SUPPLY INTERRUPTION due solely to MEDICIS' failure to maintain a minimum inventory of such LOPROX LOTION in accordance with Section 2.6 hereof and subject to the qualifications set forth therein, in determining LOST SALES hereunder: (i) any BACKORDERS or portions thereof which cannot be filled due solely to the failure on the part of MEDICIS in accordance with Section 2.6 shall be excluded from the calculation pursuant to subparagraph 2(a) above, and (ii) the corresponding NET SALES value of any such quantities of inventory which MEDICIS has failed to maintain in accordance with Section 2.6 shall be excluded from the determination of NET SALES for purposes of subparagraph 2(b) above.

                     (3) "BACKORDERS" shall mean orders actually received by MEDICIS from third-party customers of MEDICIS (which cannot be


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
                                                  LOPROX LOTION SUPPLY AGREEMENT

         AFFILIATES of MEDICIS) for LOPROX LOTION which MEDICIS cannot fill because it is out-of-stock due to a SUPPLY INTERRUPTION, which must be within the quantities of the INTERRUPTED MEDICIS ORDERS.

                     (4) An "INTERRUPTED MEDICIS ORDER" shall mean any

         quantities of LOPROX LOTION (other than samples) which was ordered or forecasted to be ordered by MEDICIS but not delivered by HMRI in saleable form because of a SUPPLY INTERRUPTION, which shall be limited:

                           (a) for time periods within the relevant short-term
                  forecasts submitted by MEDICIS and confirmed by HMRI pursuant to Section 2.4(b) hereof, to the quantities that were actually included by MEDICIS in such confirmed short-term forecasts prior to the SUPPLY INTERRUPTION; or

                           (b) for time periods beyond such confirmed short-term
                  forecasts, to the quantities set forth in the 24-MONTH FORECAST or, if less, in the applicable portion of MEDICIS' last short-term forecast (which would not have yet been confirmed by HMRI) submitted prior to the SUPPLY INTERRUPTION pursuant to Section 2.4(b).

                     (5) "NET SALES" shall mean the gross invoice amount of LOPROX LOTION invoiced by MEDICIS, HMRI or HMRI on behalf of MEDICIS to third parties in the TERRITORY during a calendar quarter, less (i) promotional and trade discounts; (ii) sales and excise taxes, value-added and other taxes, shipping costs and insurance premiums and duties which are billed to customers as separate items on invoices;
         (iii) allowances for short shipments, claims for returned goods and price adjustments; and (iv) contracts charge-backs and government rebates (provided that for any calendar quarters after the EFFECTIVE DATE, such charge-backs and rebates shall be limited to those which are the responsibility of MEDICIS under the LICENSE AND OPTION AGREEMENT). HMRI shall promptly provide MEDICIS with any and all documents and information reasonably requested by MEDICIS in order to enable MEDICIS to make any determination of NET SALES required under this AGREEMENT.

                 (C) MEDICIS covenants and agrees that it shall not solicit orders from customers outside the ordinary course of business, make or announce any price increases or otherwise act in any manner not in the ordinary course of business with respect to the LOPROX LOTION subject to the EXTENDED SUPPLY INTERRUPTION where such actions would have the effect of increasing the quantities of BACKORDERS, during any period (i) in which an EXTENDED SUPPLY INTERRUPTION is continuing, or (ii) after such time that HMRI notifies MEDICIS that an EXTENDED SUPPLY INTERRUPTION is likely to occur until such time as the


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
                                                  LOPROX LOTION SUPPLY AGREEMENT

         EXTENDED SUPPLY INTERRUPTION is cured or avoided as further notified by HMRI to MEDICIS.

                     (D) During the period of any such EXTENDED SUPPLY INTERRUPTION, MEDICIS shall invoice HMRI quarterly for LOST SALES, and HMRI shall pay each such invoice not later than ten (10) business days after its receipt thereof. Each such invoice shall be accompanied by documentation reasonably satisfactory to HMRI setting forth the LOST SALES covered by the invoice.

                  (ii) Notwithstanding anything to the contrary in Section 2.10(c)(i) hereof, MEDICIS shall have no right to recover for LOST SALES under Section 2.10(c)(i) in connection with any EXTENDED SUPPLY INTERRUPTION which is caused solely and directly by force majeure due to: (a) an act of God; (b) any act, regulation, order, decree or law of any government or agency thereof which is not a result of or caused by any action or inaction on the part of HMRI or an AFFILIATE in violation of its obligations under any of the TRANSACTION DOCUMENTS or APPLICABLE LAWS; (c) war or civil commotion; (d) damage to or destruction of HMRI's or PACO's manufacturing facilities resulting from an act of God;
         (e) labor disturbances which are not specific to the operations or facilities of HMRI or its AFFILIATES or PACO and which are not within the power of HMRI or its AFFILIATES or PACO to settle or control; (f) epidemic; (g) failure of a sole source of supply to HMRI or PACO of a particular supply item for LOPROX LOTION or failure of PACO to supply LOPROX LOTION to HMRI by reason of any force majeure (as force majeure is defined in this Section 2.10(c)(ii)); (h) failure of all sources of supply to HMRI or PACO of a particular supply item for LOPROX LOTION where HMRI or PACO has multiple sources of supply for such item, provided such failure is not due to or caused by any action or inaction on the part of HMRI or PACO; (i) the failure of public utilities; or
         (j) the failure of common carriers.

         2.11 Supply Price for LOPROX LOTION. The supply price of LOPROX LOTION to be paid by MEDICIS to HMRI for the INITIAL TERM shall be as specified in Exhibits B and C attached hereto; provided, however, that the supply prices shall be increased on March 1 of each year by the increase in the U.S. consumer price index released by the U.S. Department of Labor (the "CPI") using March 1, 1998 as the base reference point (the "CPI INCREASE"); provided, further, if the supply price set forth in Exhibits B and C for LOPROX LOTION is less than HMRI's costs to manufacture and/or supply such LOPROX LOTION to MEDICIS, the price for such LOPROX LOTION shall be increased by an amount so that the supply price for such LOPROX LOTION equals the cost for such LOPROX LOTION. HMRI shall use its reasonable commercial efforts to lower the prices of other trade or sample LOPROX LOTION to the fullest extent possible to give MEDICIS the same economic benefits that it would have received under this AGREEMENT had such price not been increased.


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
                                                  LOPROX LOTION SUPPLY AGREEMENT

         2.12 Payment.

             (a) All payments required by this AGREEMENT shall be made in United States Dollars. All invoices are net and payment must be received not later than
(i) forty-five (45) calendar days after the date of invoice or (ii) if later, thirty (30) days after delivery pursuant to Section 2.7 hereof. The date of each invoice shall be on or about the date of shipment of LOPROX LOTION. Payment shall be made without deduction, deferment, set-off, lien or counterclaim of any nature, other than for rejected or returned goods. Time for payment shall be of the essence. Unless MEDICIS notifies HMRI in writing of a good faith dispute, with respect to payments not received within five (5) calendar days after the end of such forty-five (45) calendar day or longer period, interest shall accrue on any amount overdue, at the rate of prime plus two percent (2%) per annum, such interest to begin accruing on a daily basis from the date of invoice, and shall accrue both before and after judgment; provided, however, in the case of a good faith dispute regarding payment resolved to be due and not paid within five (5) business days after such resolution, interest shall accrue on any amount overdue, at the rate of prime plus two percent (2%) per annum, such interest to begin accruing on a daily basis from the date such payment becomes overdue, and shall accrue both before and after judgment; provided, further, in the case of a good faith dispute regarding payment, MEDICIS may in its discretion determine to pay such amounts disputed to be overdue and in the event amounts are finally determined not to be due, HMRI shall repay such excess amounts determined not be due to MEDICIS, and interest shall accrue on any such amount, at the rate of prime plus two percent (2%) per annum, such interest to begin accruing on a daily basis from the date such disputed payment was received by HMRI.

             (b) With respect to defaults of payment not cured within fifteen
(15) business days after receipt of written notice from HMRI to MEDICIS, HMRI shall, in its sole discretion, and without prejudice to any other of its accrued rights, be entitled to suspend the provision of LOPROX LOTION; provided, however, a good faith bona fide dispute by MEDICIS regarding a payment pursuant to this AGREEMENT shall not be considered a default of payment so long as MEDICIS notifies HMRI in writing of such dispute within sixty (60) calendar days from the date of invoice. MEDICIS understands that it shall notify HMRI promptly upon a determination that a dispute exists regarding a payment.

         2.13 Advertising/Marketing/Sales Costs and Product Pricing. MEDICIS shall be responsible for all advertising, marketing and sales costs associated with the distribution of LOPROX LOTION in the TERRITORY. MEDICIS shall have complete authority for all pricing decisions for LOPROX LOTION in the TERRITORY. MEDICIS shall not alter the LOPROX LOTION and shall not recommend or knowingly sell the LOPROX LOTION for any uses except as described in the FDA approved LOPROX LOTION labeling.

         2.14 Samples.

             (a) During each CONTRACT YEAR of the INITIAL TERM, HMRI shall provide MEDICIS with samples of LOPROX LOTION with a value totaling U.S. $130,000, based upon the sample unit prices set forth in Exhibit C hereto (plus the CPI INCREASE for the

                                                  LOPROX LOTION SUPPLY AGREEMENT

second and third CONTRACT YEAR), at no cost to MEDICIS; provided, however, that subject to the terms of this AGREEMENT, if MEDICIS does not purchase LOPROX LOTION other than samples with an aggregate supply price of U.S. $400,000 (as increased by the CPI INCREASE for any portion of a CONTRACT YEAR for which such CPI INCREASE is in effect) (the "TRADE QUOTA") from HMRI during any CONTRACT YEAR of the INITIAL TERM (a "SHORTFALL"), at the end of such CONTRACT YEAR containing a SHORTFALL, MEDICIS shall reimburse HMRI for the samples on a pro rata basis at the full sample unit prices set forth in Exhibit C hereto (plus the CPI INCREASE, as applicable). By way of example only and without taking into account the CPI INCREASE during the first CONTRACT YEAR, if during such CONTRACT YEAR MEDICIS purchases LOPROX LOTION other than samples with an aggregate supply price of U.S. $300,000, the amount of the reimbursement by MEDICIS under this
Section 2.14(a) would be equal to the product of One-Fourth (1/4) and U.S. $130,000, or U.S. $32,500.

             (b) In the event a SUPPLY INTERRUPTION occurs in the same CONTRACT YEAR in which a SHORTFALL occurs, then (i) to the extent that the aggregate quantities of LOPROX LOTION other than samples purchased by MEDICIS from the QUALIFIED ALTERNATE SUPPLIER during the period of such SUPPLY INTERRUPTION exceeds by more than 5% the quantities of the INTERRUPTED MEDICIS ORDERS for such period, MEDICIS' TRADE QUOTA under Section 2.14(a) for the next succeeding CONTRACT YEAR shall be increased by the aggregate supply price of such excess quantities (as determined by reference to the prices in the CONTRACT YEAR in which the SUPPLY INTERRUPTION occurs); (ii) the aggregate supply price of the quantities of all LOPROX LOTION other than samples purchased by MEDICIS from the QUALIFIED ALTERNATE SUPPLIER during the period of such SUPPLY INTERRUPTION shall be credited towards MEDICIS' TRADE QUOTA for such CONTRACT YEAR under Section 2.14(a) hereof, but only to the extent such quantities do not exceed the quantities of the INTERRUPTED MEDICIS ORDERS for such period; and (iii) in the event that the QUALIFIED ALTERNATE SUPPLIER has not been qualified prior to the commencement of such SUPPLY INTERRUPTION, MEDICIS shall receive credit towards its TRADE QUOTA pursuant to Section 2.14(a) to the extent of the INTERRUPTED MEDICIS ORDERS. With respect to subpart (ii) of the immediately preceding sentence and by way of example only, without taking into account any CPI INCREASE, if during any such CONTRACT YEAR MEDICIS were to purchase from HMRI and the QUALIFIED ALTERNATE SUPPLIER LOPROX LOTION other than samples with aggregate supply prices of U.S. $300,000 and U.S. $100,000, respectively, and the aggregate supply price for the INTERRUPTED MEDICIS ORDERS for the period of the SUPPLY INTERRUPTION during such CONTRACT YEAR were U.S. $50,000, the amount of the reimbursement by MEDICIS under Section 2.14(a) hereof would be equal to
(1) U.S. $50,000 divided by U.S. $400,000, multiplied by (2) U.S. $130,000, or
U.S. $16,250.

             (c) Except as otherwise provided by this Section 2.14, prices for samples of LOPROX LOTION purchased by MEDICIS from HMRI shall be at the full sample unit price set forth in Exhibit C attached hereto.

                                                  LOPROX LOTION SUPPLY AGREEMENT

             (d) MEDICIS shall select the mix of the samples of the LOPROX LOTION which MEDICIS is to receive, which shall be within HMR HMRI's manufacturing capacities for each such sample as reasonably determined by HMRI.

             (e) Samples shall be delivered to MEDICIS by HMRI in accordance with Section 2.7 hereof.

         2.15 Compliance with APPLICABLE LAWS. HMRI and its AFFILIATES shall comply fully with APPLICABLE LAWS in the performance of this AGREEMENT.

         2.16 Rights Necessary for Manufacturing. In accordance with the terms and conditions of the LICENSE AND OPTION AGREEMENT during the INITIAL TERM, HMRI reserves the right, and in accordance with the terms of the PURCHASE AGREEMENT during any mutually agreed extension of the term hereof, MEDICIS grants to HMRI a royalty-free, non-exclusive license, to use the PATENTS, the TRADEMARKS and the PRODUCT KNOW-HOW solely to make and have made LOPROX LOTION in the TERRITORY
(i) for sale to MEDICIS under and pursuant to this AGREEMENT and (ii) for use and resale outside the TERRITORY in accordance with the terms of the LICENSE AND OPTION AGREEMENT and the PURCHASE AGREEMENT.


                                  ARTICLE III.
                              TERM AND TERMINATION

         3.1 Term of this AGREEMENT. The term of this AGREEMENT shall be the INITIAL TERM unless this AGREEMENT is earlier terminated in accordance with the provisions of Section 3.3 hereof.

         3.2 Renewal Periods. The term of this AGREEMENT shall only be extended by the mutual agreement of the parties. MEDICIS acknowledges that if the OPTION is exercised, then the PACO LOPROX AGREEMENT is automatically assigned by HMRI to MEDICIS and is automatically assumed by MEDICIS on the third (3rd) anniversary of this AGREEMENT pursuant to that certain Assignment and Assumption Agreement between MEDICIS and HMRI of even date herewith.

         3.3 Early Termination.

             (a) This AGREEMENT shall automatically be terminated upon the termination of the LICENSE AND OPTION AGREEMENT by HMRI pursuant to Section 15.2 thereof or by MEDICIS pursuant to Section 15.3 thereof.

             (b) Either of MEDICIS or HMRI, as the case may be, may terminate this AGREEMENT forthwith by notice in writing to the other party upon the occurrence of any of the following events:

                                                  LOPROX LOTION SUPPLY AGREEMENT

                 (i) if the other party commits a material breach of this AGREEMENT, which in the case of a breach capable of remedy shall not have been remedied within sixty (60) days of the receipt by the other party of a notice identifying the breach and requiring its remedy or such longer time as the party in breach may demonstrate to the other party is necessary to remedy the breach using its reasonable efforts to do so; or

                 (ii) if the other party ceases for any reason to carry on business or convenes a meeting of its creditors or has a receiver or manager appointed in respect of all or substantially all of its assets or is the subject of an application for an administration order or of any proposal for a voluntary arrangement or enters into liquidation (whether compulsorily or voluntarily) or undergoes any analogous act or proceedings under foreign law; or

                 (iii) the enactment of any law, order or regulation by governmental authority that would render it impossible for such party to perform its obligations hereunder; provided, however, that if the enactment of any such law, order or regulation renders it impossible for HMRI to perform hereunder and such law, order or regulation is enacted as a result of or is caused by any action or inaction on the part of HMRI, HMRI shall have no right to terminate this AGREEMENT under this Section 3.3(b) as a result of such enactment.

             (c) MEDICIS shall additionally have certain rights to terminate this AGREEMENT, the SUPPLY AGREEMENT and the LICENSE AND OPTION AGREEMENT pursuant to Section 3.3(c) of the SUPPLY AGREEMENT and Section 15.3 of the LICENSE AND OPTION AGREEMENT.

         3.4 Consequences of Termination and Survival.

             (a) Termination of this AGREEMENT for whatever reason shall not affect the accrued rights and obligations of HMRI or MEDICIS arising under or out of this AGREEMENT. The provisions of Articles V (LOPROX LOTION Recalls), VI (Warranties and Remedies) and VII (Indemnification, Limitation of Liability and Insurance) and of Sections 2.2, 2.8, 2.9, 2.10(b), 2.10(c), 2.12, 3.5, 8.2, 8.4,
8.5, 8.6, 8.8, 8.10 and 8.11 of this AGREEMENT and this Section 3.4 shall survive the expiration or termination of this AGREEMENT or of any extensions thereof. In addition, any other provisions which are required to interpret and enforce the parties' rights and obligations under this AGREEMENT shall also survive such expiration or termination to the extent required for the full observation and performance of this AGREEMENT by the parties hereto.

             (b) If the OPTION (as defined in the LICENSE AND OPTION AGREEMENT) is exercised pursuant to Section 4.1 of the LICENSE AND OPTION AGREEMENT, upon the expiration of the INITIAL TERM of this AGREEMENT, at MEDICIS' request, the parties or their AFFILIATES shall enter into a supply agreement for the supply of the ACTIVE INGREDIENT for the LOPROX LOTION by HMR GmbH or its AFFILIATES to MEDICIS pursuant to which HMR GmbH or its AFFILIATES shall agree: (i) to sell the ACTIVE INGREDIENT to MEDICIS for as long as HMR GmbH or its AFFILIATES manufacture the ACTIVE INGREDIENT at a supply price equal to U.S. $3,295 per kilo of ciclopirox acid and $2,540 per kilo of ciclopirox olamine subject to any CPI

                                                  LOPROX LOTION SUPPLY AGREEMENT

INCREASE or exchange rate adjustment pursuant to Section 2.11 of the SUPPLY AGREEMENT; (ii) to manufacture and sell to MEDICIS at least a four (4) year supply of the ACTIVE INGREDIENT if HMR GmbH ceases to manufacture such ACTIVE INGREDIENT, where such four (4) year supply is based on the amount of such ACTIVE INGREDIENT purchased by MEDICIS during the twelve (12) month period prior to HMR GmbH's ceasing to manufacture such ACTIVE INGREDIENT for MEDICIS; and
(iii) in the event HMR GmbH ceases to manufacture the ACTIVE INGREDIENT, HMRI shall, at its election, either (a) provide the specifications and production process flow chart to allow MEDICIS to initiate and establish a source of supply with an FDA approved third party manufacturer with whom MEDICIS shall enter into an exclusive supply agreement, prohibiting such manufacturer from manufacturing for or selling or providing know how to any other person or entity, or (b) arrange for an alternative source of supply from a third party supplier reasonably acceptable to MEDICIS and on terms and conditions reasonably acceptable to MEDICIS.

         3.5 Accrued Obligations. In the event that this AGREEMENT is terminated by HMRI pursuant to the provisions of Section 3.3 hereof, MEDICIS shall immediately pay to HMRI (i) all amounts outstanding and remaining to be paid for LOPROX LOTION supplied prior to the termination, (ii) all amounts that would be due to HMRI related to binding quantities of LOPROX LOTION ordered pursuant to
Section 2.4 hereof, (iii) all amounts outstanding and remaining to be paid for samples supplied pursuant to Section 2.14(b) hereof prior to the termination, and (iv) subject to Section 2.14(b) hereof, an amount equal to the value of the samples supplied pursuant to Section 2.14(a)(i) hereof prior to the termination if during the CONTRACT YEAR in which this AGREEMENT is terminated MEDICIS has not purchased LOPROX LOTION other than samples with an aggregate supply price of at least an amount equal to U.S. $400,000 (plus the CPI INCREASE for the second and third CONTRACT YEAR) multiplied by a fraction, the numerator of which is equal to the number of days during the then current CONTRACT YEAR during which this AGREEMENT was in effect prior to its termination and the denominator of which is equal to 365.


                                   ARTICLE IV.
                            MANUFACTURING COMPLIANCE,
                          ACCESS AND REGULATORY MATTERS

         4.1 Tests; Retained Samples. HMRI shall perform, or cause to be performed, tests on each lot of LOPROX LOTION, including all samples thereof, manufactured pursuant to this AGREEMENT before delivery to MEDICIS. Such tests shall include required assay and stability testing and the testing of LOPROX LOTION for compliance with the SPECIFICATIONS and the NDAs. HMRI shall maintain in accordance with prudent industry standards all retained samples of LOPROX LOTION and of the raw materials for LOPROX LOTION.

         4.2 Manufacturing Compliance. LOPROX LOTION, including all samples thereof, shall be manufactured in accordance with the SPECIFICATIONS, cGMPs and the NDAs and shall be manufactured and supplied from plants approved in the relevant NDA, and the choice of

                                                  LOPROX LOTION SUPPLY AGREEMENT

locations shall be in HMRI's sole discretion; provided, however, that HMRI hereby represents and warrants to MEDICIS that any change in manufacturing location as permitted by this Section 4.2 shall not (i) materially adversely affect HMRI's ability to perform and comply fully with all of its obligations under this AGREEMENT or (ii) materially adversely affect HMRI's capacity to supply any quantities of LOPROX LOTION within the 24-MONTH FORECAST as compared to HMRI's capacity to supply such quantities prior to the date of such change in location.

         4.3 Changes in SPECIFICATIONS. Any changes in SPECIFICATIONS or the test methods or manufacturing processes referenced in the NDAs shall not be made by HMRI without MEDICIS' prior substantive involvement and written approval, which approval shall not be unreasonably withheld or delayed. Any changes in SPECIFICATIONS or the test methods or manufacturing processes referenced in the NDAs shall not be made by MEDICIS without HMRI's prior substantive involvement and written approval, which approval shall not be unreasonably withheld or delayed. If, upon a change in SPECIFICATIONS or such test methods or manufacturing processes made by MEDICIS without HMRI's prior substantive involvement and written approval, LOPROX LOTION no longer meets the old or new SPECIFICATIONS or does not pass inspection under the old or new test method, then MEDICIS shall bear responsibility for such problem and any financial consequences flowing from such failure, including without limitation failed lots and recalls. If, upon a change in SPECIFICATIONS or such test methods or manufacturing processes made by HMRI without MEDICIS' prior substantive involvement and written approval, LOPROX LOTION no longer meets the old or new SPECIFICATIONS or does not pass inspection under the old or new test method, then HMRI shall bear responsibility for such problem and any financial consequences flowing from such failure, including without limitation failed lots and recalls.

         4.4 Access to Facilities.

             (a) MEDICIS Access. Upon the reasonable prior written request of MEDICIS, MEDICIS shall have the right to inspect those portions of the manufacturing and testing facilities where LOPROX LOTION is being manufactured or tested, as the case may be, during regular business hours, to ascertain compliance with cGMP and the SPECIFICATIONS. If the FDA or other applicable governmental regulatory agency asserts any notice to the effect that there has been a failure to comply with any law or regulation in connection with the manufacture of LOPROX LOTION, or if HMRI delivers LOPROX LOTION that does not meet the SPECIFICATIONS, then MEDICIS shall have the right to inspect such portions of the manufacturing facilities that relate to the manufacture of LOPROX LOTION upon reasonable notice and during normal business hours.

             (b) HMRI Access. Upon the reasonable prior written request of HMRI, HMRI shall have the right to inspect those portions of the warehouse and distribution facilities of MEDICIS where the LOPROX LOTION is being stored and distributed, during regular business hours, to observe LOPROX LOTION storage and distribution or other related activities. If the FDA or other applicable governmental regulatory agency asserts any notice to the effect that MEDICIS has failed to comply with any law or regulation in connection with the storage or

                                                  LOPROX LOTION SUPPLY AGREEMENT

distribution of LOPROX LOTION, then MEDICIS shall promptly notify HMRI and HMRI shall have the right to inspect such portions of the warehouse and distribution facilities of MEDICIS that relate to the storage or distribution of LOPROX LOTION upon reasonable notice and during normal business hours.

         4.5 Regulatory Correspondence. MEDICIS shall promptly provide to HMRI copies of all MEDICIS correspondence to or from the FDA relating to LOPROX LOTION. HMRI shall notify MEDICIS in writing of and make available (or cause to be made available) to MEDICIS within three (3) days after receipt by HMRI all regulatory correspondence regarding regulatory letters and correspondence bearing on the safety and efficacy of LOPROX LOTION.

         4.6 Inquiries and Complaints relating to LOPROX LOTION. Except for technical product complaints relating to the manufacture of LOPROX LOTION or as otherwise required by law or governmental regulation, MEDICIS shall be responsible for investigating and responding to all inquiries, complaints and adverse events regarding LOPROX LOTION. It shall be MEDICIS' responsibility to comply with all material federal, state and local governmental reporting requirements regarding adverse drug events and quality matters relating to the LOPROX LOTION from and after the date on which MEDICIS assumes responsibility for such matters pursuant to the LICENSE AND OPTION AGREEMENT. From and after the date on which MEDICIS assumes responsibility pursuant to the LICENSE AND OPTION AGREEMENT for FDA regulatory matters for LOPROX LOTION, MEDICIS shall comply with the standard operating procedures to be developed under Section 7.4 of the LICENSE AND OPTION AGREEMENT. In the event of a dispute in respect of the therapeutic action or quality of LOPROX LOTION: (i) if the dispute involves only MEDICIS and a subsequent purchaser, then MEDICIS and HMRI shall consult prior to any compromise or settlement of such dispute; and (ii) if the dispute involves MEDICIS, HMRI and a subsequent purchaser, then both parties must consent in writing prior to any compromise or settlement of such dispute.

         4.7 Response to Complaints and/or Adverse Drug Reactions (or Events). Pursuant to any reported complaint and/or adverse drug reaction (or event), if the nature of the reported complaint and/or adverse drug reaction (or event) requires testing, HMRI shall, at MEDICIS' reasonable request and expense, perform ,or cause to be performed, analytical testing of corresponding retention samples and provide the results thereof to MEDICIS as soon as reasonably practicable; provided, however, that HMRI shall be responsible for the reasonable costs of such testing and reporting to the FDA or any other governmental regulatory agency if it is mutually and reasonably agreed upon between MEDICIS and HMRI that HMRI is responsible for such reported complaint and/or adverse drug reaction (or event). Such testing shall be performed using approved testing procedures.

         4.8 Additional Information. HMRI shall provide to MEDICIS in a timely manner, but in no event less than sixty (60) days prior to the due date of MEDICIS' annual report to the FDA with respect to LOPROX LOTION, all information (in written form) which MEDICIS reasonably requests regarding LOPROX LOTION in order to comply with applicable federal and state drug laws. MEDICIS shall also be responsible for assuring that all labeling, packaging and

                                                  LOPROX LOTION SUPPLY AGREEMENT

promotional material produced by it relating to LOPROX LOTION complies with federal, state and local law.


                                   ARTICLE V.
                              LOPROX LOTION RECALLS

         5.1 Recalls During INITIAL TERM. In the event that during the INITIAL TERM (i) any governmental agency or authority issues a request or directive or order that LOPROX LOTION in the TERRITORY be recalled or retrieved, (ii) a court of competent jurisdiction orders such a recall or retrieval, or (iii) HMRI and MEDICIS reasonably determine that LOPROX LOTION should be recalled or retrieved in the TERRITORY or a "dear doctor" letter is required relating to restrictions on the use of LOPROX LOTION in the TERRITORY, the rights and obligations of the parties shall be governed by Section 7.5 of the LICENSE AND OPTION AGREEMENT, which is incorporated herein by this reference.

         5.2 Recalls Thereafter. In the event that after the INITIAL TERM (i) any governmental agency or authority issues a request or directive or order that LOPROX LOTION in the TERRITORY be recalled or retrieved, (ii) a court of competent jurisdiction orders such a recall or retrieval, or (iii) MEDICIS reasonably determines that LOPROX LOTION should be recalled or retrieved in the TERRITORY or a "dear doctor" letter is required relating to restrictions on the use of LOPROX LOTION in the TERRITORY, the rights and obligations of the parties shall be governed by Section 7.2 of the PURCHASE AGREEMENT, which is incorporated herein by this reference.


                                   ARTICLE VI.
                             WARRANTIES AND REMEDIES

         6.1 FDA Approval. HMRI warrants as of the date hereof that LOPROX LOTION is approved by the FDA for the uses set forth in the LOPROX LOTION labeling approved by HMRI as of the date hereof. LOPROX LOTION shall conform to and shall be manufactured in conformity with, the regulations of the FDA.

         6.2 Conformity with SPECIFICATIONS. HMRI warrants that the LOPROX LOTION sold to MEDICIS pursuant to this AGREEMENT shall meet the SPECIFICATIONS for LOPROX LOTION in effect at the time title to such LOPROX LOTION passes from HMRI to MEDICIS pursuant to Section 2.7 hereof.

         6.3 Compliance with the Federal Food, Drug and Cosmetic Act. HMRI warrants that all LOPROX LOTION delivered to MEDICIS pursuant to this AGREEMENT shall, at the time of such delivery, not be adulterated within the meaning of the ACT and shall not be an article which may not, under the provisions of the ACT, be introduced into interstate commerce.

                                                  LOPROX LOTION SUPPLY AGREEMENT

         6.4 No Liens. HMRI warrants that all LOPROX LOTION delivered to MEDICIS pursuant to this AGREEMENT shall, at the time of such delivery, be free and clear of all liens, security interests and other encumbrances.

         6.5 Exclusion of Other Warranties.

             (a) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE EXPRESS WARRANTIES PROVIDED IN SECTIONS 6.1, 6.2, 6.3 AND 6.4 ARE IN LIEU OF, AND HMRI HEREBY DISCLAIMS, ALL CONDITIONS, WARRANTIES AND STATEMENTS IN RESPECT OF LOPROX LOTION AND IN RESPECT OF THE MANUFACTURING SERVICES PROVIDED HEREUNDER, WHETHER EXPRESS OR IMPLIED, BY STATUTE, CUSTOM OF THE TRADE OR OTHERWISE (INCLUDING WITHOUT LIMITATION ANY SUCH CONDITION, WARRANTY OR STATEMENT RELATING TO THE DESCRIPTION OR QUALITY OF LOPROX LOTION, THEIR MERCHANTABILITY OR THEIR FITNESS FOR A PARTICULAR PURPOSE OR USE UNDER ANY CONDITIONS) AND ANY SUCH CONDITION, WARRANTY OR STATEMENT IS HEREBY EXCLUDED.

             (b) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.10(c) HEREOF AND IN ADDITION TO THEIR RESPECTIVE REMEDIES UNDER ARTICLE VII AND ANY REMEDY PROVIDED HEREIN, AT LAW OR IN EQUITY FOR BREACH OF THIS AGREEMENT AS LIMITED BY SECTION 6.5(a), MEDICIS AND HMRI SHALL BE ENTITLED TO ANY AND ALL RIGHTS AND REMEDIES AVAILABLE AT LAW OR IN EQUITY OR UNDER THE TRANSACTION DOCUMENTS WITH RESPECT TO RIGHTS AND OBLIGATIONS ARISING THEREUNDER; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL HMRI OR MEDICIS BE LIABLE TO THE OTHER PARTY UNDER OR WITH RESPECT TO THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING LOSS OF PROFITS.


                                  ARTICLE VII.
             INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE

         7.1 Indemnification by MEDICIS. In addition to any other rights HMRI may have at law or in equity and subject to Section 6.5 hereof, MEDICIS shall indemnify, defend and hold harmless HMRI and its AFFILIATES, and their employees, officers and directors, and their successors and assigns (each, an "HMRI INDEMNIFIED PARTY"), from and against any and all LIABILITIES which the HMRI INDEMNIFIED PARTY may incur, suffer or be required to pay resulting from or arising in connection with: (i) the marketing, distribution, sale or promotion of the LOPROX LOTION by MEDICIS or its AFFILIATES after the EFFECTIVE DATE; or
(ii) the manufacture of the LOPROX LOTION by MEDICIS or its AFFILIATES or by a third party (other than an AFFILIATE of HMRI) after the EFFECTIVE DATE, unless HMRI had knowledge as of the EFFECTIVE DATE that, based on facts in existence and circumstances persisting on the EFFECTIVE DATE, such third party's manufacture of LOPROX LOTION after the EFFECTIVE DATE would be likely to result in or create such LIABILITIES.

                                                  LOPROX LOTION SUPPLY AGREEMENT

         7.2 Indemnification by HMRI. In addition to any other rights MEDICIS may have at law or in equity and subject to Section 6.5 hereof, HMRI shall indemnify, defend and hold harmless MEDICIS and its AFFILIATES, employees, officers and directors and its successors and assigns (each, a "MEDICIS INDEMNIFIED PARTY"), from and against any and all LIABILITIES which the MEDICIS INDEMNIFIED PARTY may incur, suffer or be required to pay resulting from or arising in connection with: (i) the manufacture of LOPROX LOTION by HMRI or its AFFILIATES or its subcontractors prior to the EFFECTIVE DATE or after the EFFECTIVE DATE in breach of any of HMRI's representations, warranties, covenants and obligations under this AGREEMENT, excluding, however, any EXCLUDED HMR PRODUCT LIABILITY; (ii) the manufacture, marketing, distribution, sale or promotion of the PRODUCTS by HMRI or by its AFFILIATES or its subcontractors or by any third party prior to the EFFECTIVE DATE, regardless of the date of first assertion of any claim or action relating thereto; or (iii) the manufacture (except for matters which are the subject of subpart (i) of this Section 7.2), marketing, distribution, sale or promotion of LOPROX LOTION outside the TERRITORY by HMRI or by any AFFILIATE of HMRI or by any third party (other than MEDICIS, MEDICIS' AFFILIATES, assignees and sublicensees and the QUALIFIED ALTERNATE SUPPLIER) after the EFFECTIVE DATE.

         7.3 Process of Indemnification. Promptly after an indemnified party becomes aware of any potential LIABILITY hereunder, such party shall deliver written notice to the indemnifying party, stating the nature of the potential LIABILITY; provided, however, that the delay in giving or the failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such delay or failure. The indemnified party shall give the indemnifying party such information with respect to the potential LIABILITY as the indemnifying party may from time to time reasonably request. The indemnifying party shall have the right to conduct the defense of any suit, claim or other proceeding related to the LIABILITY if it has assumed responsibility for the suit, claim or other proceeding in writing; provided, however, if in the reasonable judgment of the indemnified party, such suit, claim or proceeding involves an issue or matter which could have a material adverse effect on the business, operations or assets of the indemnified party, the indemnified party may elect, at its own expense, to conduct a separate defense thereof, but in no event shall any such election be construed as a waiver of any indemnification rights such indemnified party may have under this
Article VII, at law or in equity, or otherwise. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense; provided, however, that the indemnifying party shall pay the reasonable fees and costs of any separate counsel to the extent such representation is due to a conflict of interest between the parties.

         7.4 Settlements. Neither party may settle a claim or action related to a LIABILITY without the consent of the other party, which consent shall not be unreasonably withheld, if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this AGREEMENT, and any payment made by a party in such a settlement without obtaining such consent shall be at its own cost and expense. Notwithstanding the foregoing, the indemnifying party will be liable under this Article VII for any settlement effected without its consent if the indemnifying party

                                                  LOPROX LOTION SUPPLY AGREEMENT

has refused to acknowledge liability for indemnification hereunder and/or declines to defend the indemnified party in any such claim, action or proceeding and it is determined by arbitration pursuant to Section 8.4 hereof that the indemnifying party was liable to the indemnified party for indemnification related to such settlement.

         7.5 Limitation of Liability. Subject to the terms of this AGREEMENT, with respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this AGREEMENT, the parties expressly agree that the liability of such party to the other party for such breach shall be limited under this AGREEMENT or otherwise at law or in equity to direct damages only and in no event shall a party be liable to the other party for indirect, incidental, special or consequential damages, including without limitation, lost profits.

         7.6 Distribution Insurance. MEDICIS shall obtain and maintain in effect for the term of this AGREEMENT liability insurance or indemnity policies with an insurer reasonably acceptable to HMRI, in an amount not less than U.S. $5 million with an indemnity to principals clause with respect to the distribution of LOPROX LOTION, which policies shall name HMRI as additional insured and shall be blanket policies. Such policies shall insure against liability on the part of MEDICIS and any of its AFFILIATES, as their interests may appear, due to injury, disability or death of any person or persons, or injury to property, arising from the distribution of the LOPROX LOTION. Upon the execution of this AGREEMENT and thereafter on January 1 of each year during the term, MEDICIS shall provide to HMRI a certificate of insurance (i) summarizing such insurance coverage, (ii) identifying any exclusions and (iii) indicating that the terms of MEDICIS' insurance policies are in accordance with this Section 7.6. MEDICIS shall promptly notify HMRI of any material alterations to the terms of such policies or in the amounts for which insurance is provided.

         7.7 Manufacturer's Insurance. HMRI shall obtain and maintain in effect for the term of this AGREEMENT liability insurance or indemnity policies with an insurer reasonably satisfactory to MEDICIS, in an amount not less than U.S. $5 million with an indemnity to principals clause with respect to the manufacture of the LOPROX LOTION, which policies shall name MEDICIS as an additional insured and shall be blanket policies. Such policies shall insure against liability on the part of HMRI and any of its AFFILIATES, as their interests may appear, due to injury, disability or death of any person or persons, or injury to property arising from the negligence of HMRI or its AFFILIATES in the manufacture of the LOPROX LOTION. Upon the execution of this AGREEMENT and thereafter on January 1 of each year during the term, HMRI shall provide to MEDICIS a certificate of insurance (i) summarizing such insurance coverage, (ii) identifying any exclusions and (iii) indicating that the terms of HMRI's insurance policies are in accordance with this Section 7.7. HMRI shall promptly notify MEDICIS of any material alterations to the terms of such policies or in the amounts for which insurance is provided.

         7.8 LOPROX LOTION Liability Claims. As soon as it becomes aware, each party shall give the other party prompt written notice of any claim involving LOPROX LOTION, any injury alleged to have occurred as a result of the use or application of LOPROX LOTION, and

                                                  LOPROX LOTION SUPPLY AGREEMENT

any circumstances that may give rise to litigation or recall of LOPROX LOTION or regulatory action that may affect the sale or manufacture of LOPROX LOTION, specifying, to the extent the party has such information, the time, place and circumstances thereof and the names and addresses of the persons involved. Each party shall also furnish promptly to the other party copies of all papers received in respect of any claim, action or suit arising out of such alleged defect, injury or regulatory action.


                                  ARTICLE VIII.
                               GENERAL PROVISIONS

         8.1 FORCE MAJEURE. If the performance by either party of any obligation under this AGREEMENT, is prevented, restricted, interfered with or delayed by reason of FORCE MAJEURE, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed and, provided further, that notwithstanding anything contained in this Section 8.1, MEDICIS shall be entitled to any and all rights and remedies which may arise under Sections 2.10 and 3.3(c) hereof as a result of or in connection with any such prevention, restriction, interference with or delay of HMRI's performance of any of its obligations hereunder. For the purposes of this AGREEMENT (and except with respect to "force majeure" for purposes of Section 2.10(c)), "FORCE MAJEURE" is defined as follows: acts of God; acts, regulations, orders, decrees or laws of any government or agency thereof that are not due to or caused by any action or inaction of the party claiming the benefit of force majeure where such action or inaction is in violation of such party's obligations under the TRANSACTION DOCUMENTS or APPLICABLE LAWS; war; civil commotion; damage to or destruction of facilities; labor disturbances (whether or not any such labor disturbance is within the power of the affected party to settle); epidemic; and failure of suppliers, public utilities or common carriers.

         8.2 Governing Law. This AGREEMENT shall be construed in accordance with the laws of the State of Delaware in the United States of America, without giving effect to the principles of conflicts of law thereof.

         8.3 Headings and References. All section headings contained in this AGREEMENT are for convenience of reference only and shall not affect the meaning or interpretation of this AGREEMENT.

         8.4 Dispute Resolution.

             (a) Any dispute, controversy or claim arising out of or relating to this AGREEMENT, or the breach or termination of this AGREEMENT or the rights of either party for indemnification hereunder (each, a "CLAIM"), shall be submitted in the first instance to the President, North American Region of HMRI, for HMR and the Chief Executive Officer of MEDICIS for MEDICIS.


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                                                  LOPROX LOTION SUPPLY AGREEMENT

             (b) If any CLAIM cannot be resolved by the individuals designated in Section 8.4 (a) within thirty (30) days after being submitted to them, and except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order to preserve the status quo or to prevent irreparable harm pending the selection and confirmation of a panel of arbitrators in accordance herewith, such CLAIM shall be settled by arbitration in accordance with the Commercial Arbitration Rules (the "RULES") of the American Arbitration Association (the "AAA") in effect on the day the arbitration is commenced in accordance with this AGREEMENT, except as modified by this Section 8.4. After expiration of the thirty (30) day period pursuant to
Section 8.4(a) hereof, either party may commence arbitration by serving upon the other party a written demand for arbitration sent by a courier service of internationally recognized reputation, in accordance with this AGREEMENT, with a copy of the same delivered by a courier service of internationally recognized reputation, to the AAA regional office in which either party is then located. The number of arbitrators shall be three, one of whom is selected by MEDICIS, one of whom is selected by HMRI and one of whom is selected by HMRI and MEDICIS (or by the other two arbitrators if the parties cannot, within thirty (30) days after the commencement of the arbitration proceeding, agree on the third arbitrator). In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the RULES. The arbitration award shall be rendered by a majority of the members of the board of arbitration. Except as expressly provided in
Section 8.5 hereof, the panel shall not be entitled to modify this AGREEMENT or the transactions contemplated herein. The arbitration proceeding shall be conducted in the English language and shall be brought in Chicago, Illinois, unless the parties agree in writing to conduct the arbitration in another location. The AAA shall have jurisdiction over all parties to this AGREEMENT for purposes of the arbitration and the parties hereby expressly consent to such jurisdiction.

             (c) The arbitration decision shall be final and binding and shall not be appealable to any court in any jurisdiction. The prevailing party may enter such decision in any court having competent jurisdiction, and the parties expressly agree that the state and federal courts in the State of Delaware shall have such jurisdiction. Each party hereby expressly waives any right to object to such jurisdiction on the basis of venue or forum non conveniens.

             (d) Any statute of limitations or other equitable or legal doctrine which would otherwise be applicable to any action brought by either of the parties shall be applicable in the arbitration. In the event either party to this AGREEMENT files a petition under the bankruptcy laws of the United States or has a petition filed against it which results in an order for relief or other indicia that a bankruptcy case has commenced, it is the express intention of the parties that this AGREEMENT shall control and be enforced in accordance with its terms and conditions that any CLAIM shall remain subject to arbitration to the maximum extent permitted by law.

             (e) There shall be no rights of discovery in connection with the arbitration except as follows:


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                                                  LOPROX LOTION SUPPLY AGREEMENT

                 (i) Each party shall have the right to request the arbitrators to issue subpoenas for documents in accordance with the RULES.

                 (ii) Each party shall have the right to initiate two (2) depositions of each other party to the arbitration; and each party shall have the right to initiate one (1) additional oral deposition pursuant to a subpoena issued by the arbitrators or any court of competent jurisdiction.

                 (iii) At any time following the tenth day after the commencement of the arbitration in accordance with this AGREEMENT, a written notice served upon all parties shall be sufficient to compel the attendance of any party at a deposition upon not less than sixty (60) days notice and no subpoena shall be required for that purpose. If a person fails or refused to testify at a deposition, that person shall not be permitted to testify at the hearing, except for good cause shown. The number of depositions that may be initiated by either party may be varied by agreement of all parties to the arbitration but not by any action, order or request of the arbitrators or any court.

                 (iv) Not less than thirty (30) days prior to the scheduled arbitration proceeding, the arbitrator shall conduct a preliminary hearing in accordance with the AAA guidelines. Not less than five (5) days prior to the preliminary hearing, all parties to the arbitration shall serve upon all other parties to the arbitration a written list of witnesses and exhibits to be used at the arbitration hearing. Except for good cause shown, no witness or exhibit may be utilized at the arbitration hearing other than as set forth on such list. The arbitrators shall receive evidence at a single hearing. The arbitrators shall award reasonable attorneys' fees and costs in favor of the prevailing party or parties. The arbitrator shall issue a final award not more than twenty
(20) days following the conclusion of the hearing. The arbitrators shall have the power to hear and decide, by documents only or with a hearing (at the arbitrators' sole discretion) any prehearing motions in the nature of a pre-trial motion to dismiss or for summary judgment.

             (f) The arbitrators shall be entitled to receive reasonable compensation at an hourly rate to be established between the arbitrators and the AAA. If required by the arbitrators, MEDICIS on the one hand, and HMRI, on the other, will deposit with the AAA an equal share of the total anticipated fee of the arbitrators in an amount to be estimated by the AAA. The non-prevailing party in the proceedings shall be ordered to pay, and shall have the ultimate responsibility for, all arbitrators' fees and the fees of the AAA and such fees shall be included in the judgment to be entered against the non-prevailing party.

             (g) Notwithstanding any other provision of this AGREEMENT, any party may apply to a court of competent jurisdiction within the TERRITORY for an order in the nature of a temporary restraining order or preliminary injunction for purposes of maintaining the status quo pending the final resolution of any dispute pursuant to the arbitration provisions hereof.

             (h) Each party consents to the jurisdiction and administration of the AAA for purposes of the arbitration proceedings contemplated herein.


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                                                  LOPROX LOTION SUPPLY AGREEMENT

         8.5 Severability. If any provision of this AGREEMENT is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified to the minimum extent necessary to make it valid and enforceable.

         8.6 Entire Agreement. This AGREEMENT, including the Exhibits and Schedules hereto, and the TRANSACTION DOCUMENTS constitute the entire AGREEMENT between the parties and their AFFILIATES relating to the subject matter hereof and supersede all previous writings and understandings, whether oral or written, relating to the subject matter of this AGREEMENT.

         8.7 Amendment. This AGREEMENT may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties that specifically refers to this AGREEMENT.

         8.8 Notices. Any notice required or permitted under this AGREEMENT shall be in writing and sent by a courier service of internationally recognized reputation, charges prepaid, or by facsimile transmission with confirmation by reputable courier service, to the address or facsimile number specified below. Such notices shall be deemed given three (3) business days following deposit with such courier service or one (1) business day following such facsimile transmission.

         If to HMRI:           Hoechst Marion Roussel, Inc.
                               HMRI External Manufacturing PPU
                               Marion Park Building C
                               Kansas City, Missouri  64137
                               Attention:  Jerry Malone
                               Fax:  (816) 966-7130

         Copy to:              Hoechst Marion Roussel, Inc.
                               Route 202-206
                               P.O. Box 6800
                               Bridgewater, New Jersey 08807-0800
                               Attention: Vice President and General Counsel
                               Fax: 908-231-2243

         If to MEDICIS:        Medicis Pharmaceutical Corporation
                               4343 East Camelback Road
                               Phoenix, Arizona 85018
                               Attention: Jonah Shacknai
                               Fax:  602-808-3875


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                                                  LOPROX LOTION SUPPLY AGREEMENT

         Copy to:              Bryan Cave LLP
                               Two North Central Avenue, Suite 2200
                               Phoenix, Arizona 85004-4408
                               Fax Number:  (602) 364-7000
                               Attention:  Frank M. Placenti, Esq.

         8.9 Assignment and Binding Effect. Each party shall have the right to assign its rights in whole or in part under this AGREEMENT to an AFFILIATE of such party without the other party's consent or to a third party with the other party's prior written consent, which consent shall not be unreasonably withheld, provided that in either case such party guarantees to the other party all of such party's obligations hereunder and the assignee agrees in writing to observe and perform the obligations of the assignor hereunder.

         8.10 No Agency. It is understood and agreed that each party shall have the status of an independent contractor under this AGREEMENT and that nothing in this AGREEMENT shall be construed as authorization for either party to act as agent for the other. Neither party shall incur any liability for any act or failure to act by employees of the other party.

         8.11 No Strict Construction. This AGREEMENT has been prepared jointly and shall not be strictly construed against either party.

         8.12 Counterparts. This AGREEMENT may be executed in two counterparts, each of which shall be an original as against any party whose signature appears thereon but both of which together shall constitute one and the same instrument.

                Remainder of this page left blank intentionally.


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                                                  LOPROX LOTION SUPPLY AGREEMENT


         IN WITNESS WHEREOF, the parties, through their authorized officers, have duly executed this as of the date first written above.

HOECHST MARION ROUSSEL, INC.               MEDICIS PHARMACEUTICAL CORPORATION


By:  /s/ Thomas Hofstaetter                By:  /s/  Jonah Shacknai
     ----------------------------               -------------------------------
Name:  Thomas Hofstaetter                  Name:  Jonah Shacknai
Title:  Senior Vice President              Title:  Chairman and Chief Executive
                                                   Officer


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